FORM 8-K



                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported) 12/9/96


                          Affinity Entertainment, Inc.
                     Formerly Affinity Teleproductions, Inc.
             (Exact Name of Registrant as specified in its Charter)




     Delaware                      0-12193                      22-2473403
     --------                      -------                      ----------
(State or other                (Commission File               (IRS Employer
Jurisdiction of                    Number)                    Identification
Incorporation)                                                Number)




15310 Amberly Drive, Suite 370, Tampa, FL 33647
-----------------------------------------------
(Address of Principal Executive Offices)         (Zip Code)



Registrant's Telephone Number, including area code: 813-975-8180




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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Tradewinds Television, Inc.

         On September 13, 1996, the Registrant and Tradewinds Television, LLC, a California limited liability company ("Tradewinds"), entered into an Interim Financing and Security Agreement (the "Security Agreement") pursuant to which Tradewinds granted the Registrant, as security for the repayment by Tradewinds of certain loans to be made by the Registrant, a first priority lien on substantially all of Tradewinds' assets (the "Assets"). The Assets include accounts receivable, the name and mark "Tradewinds Television," the rights to the syndicated television series "Bounty Hunters" and distribution rights to certain other television products. Between September 13, 1996 and November 19, 1996, the Registrant loaned Tradewinds an aggregate of approximately $823,000 (the "Loans") pursuant to the Security Agreement.

         Concurrently  with  the  execution  of  the  Security  Agreement,   the
Registrant and Tradewinds engaged in negotiations pursuant to which the Registrant would purchase substantially all of the Assets. The parties entered into an Asset Purchase Agreement dated as of October 3, 1996, as amended, to provide for such acquisition. The sale of the assets was contingent upon the resolution to the satisfaction of the Registrant of various bankruptcy issues concerning other companies affiliated with Royeric Pack, the sole owner of Tradewinds.

         On November 14, 1996, the Registrant filed a complaint in Los Angeles Superior Court asserting that Tradewinds had defaulted under the Loans and the Security Agreement, and seeking judicial foreclosure of the Assets, among other claims. On December 6, 1996, Tradewinds, in lieu of foreclosure on the Assets by the Registrant, agreed to transfer and assign to the Registrant the Assets, subject to certain payables associated therewith, in consideration of the Registrant forgiving the indebtedness evidenced by the Loans. Such indebtedness, including accrued interest and related costs and expenses, was approximately $1,000,000. Also on December 6, 1996, the Registrant entered into an Executive Producer Agreement with Mr. Pack, with respect to Mr. Pack providing executive producing services in connection with the Bounty Hunters series. Pursuant to such agreement, Mr. Pack received a $75,000 payment on December 6, 1996 for the first production season, and is entitled in the second production season to a fee of $3,000 per episode, payable upon airing of each such episode.

         On December 17, 1996, the Registrant agreed with the Trustee of Action Media Group, Inc., a company affiliated with Mr. Pack

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and which is the  subject  of a  bankruptcy  court  proceeding  ("AMG"),  to pay
$275,000 to the Trustee of AMG, and to secure in exchange a release of certain claims by the Trustee and AMG against Tradewinds and the Registrant with regard to indebtedness owed by Tradewinds to AMG and the assignment of Assets by Tradewinds to the Registrant in lieu of foreclosure, as described above. On
December 18, 1996, the Court having jurisdiction over the AMG bankruptcy proceeding approved the $275,000 payment and release among AMG, Tradewinds and the Registrant. The Registrant anticipates that an order to this effect will be entered shortly.

         The loans made to Tradewinds by the Registrant and the $275,000 to be paid to the Trustee of AMG are from internally generated funds of the Registrant.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         a)       Financial Statements

                  (1)      Audited Financial Statements of Tradewinds
                           Televison, LLC*

                           *        To be filed by amendment.

         b)       Exhibits

                  10.01 Interim Financing and Security Agreement, dated as of September 13, 1996;

                  10.02  Asset Purchase Agreement, dated as of October 3, 1996;

                  10.03 Amendment No. 1 to the Asset Purchase Agreement, dated as of November 19, 1996;

                  10.04  $600,000  Secured  Promissory  Note;

                  10.05  Acknowledgment regarding $600,000 Note:

                  10.06  $122,997.18 Secured Promissory Note;

                  10.07  Acknowledgment regarding $122,997.18 Note;

                  10.08  $100,000 Secured Promissory Note;

                  10.09  Acknowledgment regarding $100,000 Note;

                  10.10 Assignment of Callateral in Lieu of Foreclosure, dated December 6, 1996.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 23, 1996                         AFFINITY ENTERTAINMENT, INC.
      ---------------------                         ----------------------------



                                                    By:  /s/ William J. Bosso
                                                         -----------------------
                                                             William J. Bosso
                                                             President


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